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                                   EXHIBIT 3.1

                                     FORM OF
                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              ELASTIC NETWORKS INC.


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                           SECOND AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              ELASTIC NETWORKS INC.

         ELASTIC NETWORKS INC. (the "Corporation") is a corporation duly organized and existing under the General Corporation Law of the State of Delaware, as amended (the "Code"). Its original Certificate of Incorporation was filed with the Secretary of State of Delaware on September 22, 1998.

         The Corporation hereby certifies that this Second Amended and Restated Certificate of Incorporation was duly adopted by all of the stockholders of the Corporation (the "Stockholders") pursuant to a duly adopted resolution of the board of directors of the Corporation (the "Board of Directors") declaring its advisability, and in each case, in accordance with the provisions of Sections 242 and 245 of the Code.

                                       I.

         The name of the Corporation is Elastic Networks Inc.

                                       II.

         The Corporation shall have perpetual duration.

                                      III.

         The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the Code and to possess and exercise all of the powers and privileges granted by such law.

                                       IV.

         The total number of shares of capital stock which the Corporation is authorized to issue is one hundred twenty five million (125,000,000) divided into two classes as follows:

                           (1) one hundred million (100,000,000) shares of
                  common stock, $0.01 par value per share ("Common Stock"); and

                           (2) twenty five million (25,000,000) shares of
                  preferred stock, $0.01 par value per share ("Preferred
                  Stock").

         The holders of Common Stock shall be entitled to one vote for each share on all matters required or permitted to be voted on by the Stockholders.

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         The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Second Amended and Restated Certificate of Incorporation, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the Code, to establish from time to time the number of shares to be included in each such series, and to fix the voting powers, designations, preferences, and relative, participating, optional, or other special rights of the shares of each such series, and the qualifications, limitations, or restrictions thereof.

         The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

                  (1) The number of shares constituting that series and the distinctive designation of that series; and

                  (2) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series. Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the common shares with respect to the same dividend period; and

                  (3) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; and

                  (4) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine; and

                  (5) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and

                  (6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund; and

                  (7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of

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                  the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                  (8)      Any other relative, participating, optional, or other

                  special rights, preferences, qualifications, restrictions, and limitations of that series.

         If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the holders of shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

                                       V.

         The Board of Directors is hereby expressly authorized to make, amend, repeal or otherwise alter the Bylaws of the Corporation.

                                       VI.

         The members of the Board of Directors (each a "Director") shall not be required to be elected by written ballots.

                                      VII.

         The Directors shall be protected from personal liability, through indemnification or otherwise, to the fullest extent permitted under the Code.

         A Director shall under no circumstances have any personal liability to the Corporation or its Stockholders for monetary damages for breach of fiduciary duty as a Director, except for those specific breaches and acts or omissions with respect to which the Code expressly provides that this provision shall not eliminate or limit such personal liability of Directors. The modification or repeal of this paragraph of this Article VII shall not adversely affect the restriction hereunder of a Director's personal liability for any act or omission occurring prior to such modification or repeal.

         The Corporation shall indemnify each Director and officer of the Corporation to the fullest extent permitted by applicable law, except as may be otherwise provided in the Corporation's Bylaws. The modification or repeal of this paragraph of this Article VII shall not adversely affect the right of indemnification of any Director or officer hereunder with respect to any act or omission occurring prior to such modification or repeal.


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                                      VIII.

         (a) The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors, which shall be comprised as follows:

                  (1) The number of Directors of the Corporation shall be not less than two (2) and not more than seventeen (17), the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the Board of Directors or by the affirmative vote of the holders of at least a majority of all outstanding shares entitled to be voted in the election of Directors, voting together as a single class.

                  (2) The Board of Directors shall be divided into three classes (designated as Class I, Class II, and Class III), as nearly equal in number as possible. The initial term of Class I Directors shall expire at the annual meeting of Stockholders in 2001, that of Class II shall expire at the annual meeting of Stockholders in 2002, and that of Class III Directors shall expire at the annual meeting of Stockholders in 2003, and in all cases as to each Director, until his or her successor shall be elected and shall qualify, or until his or her earlier resignation, removal from office, death or incapacity.

                  (3) Subject to the foregoing, at each annual meeting of the Stockholders, the successors to the class of Directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be elected and qualified. Except as set forth below with respect to vacancies and newly created directorships, Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors.

                  (4) If the number of Directors is changed by resolution of the Board of Directors pursuant to this Article VIII, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, but in no case shall a decrease in the number of Directors shorten the term of an incumbent Director.

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                  (5)      Nominations for the election of Directors may be made
                  by the Board of Directors or a committee appointed by the Board of Directors, or by any Stockholder of record entitled to vote generally in the election of Directors; provided, however, that any Stockholder of record entitled to vote generally in the election of Directors may nominate one or more persons for election as Directors at a meeting only if written notice of such Stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by the United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to any election to be held at the annual meeting of Stockholders, ninety (90) days in advance of such meeting, and
                  (ii) with respect to any election for Directors to be held at a special meeting of Stockholders, the close of business on the seventh (7th) day following the date on which notice of such meeting is first given to Stockholders. Each such notice shall set forth:

                           (a) the name and address of the Stockholder of record who intends to make the nomination and of the person or persons to be nominated;

                           (b) a representation that the Stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

                           (c) a description of all arrangements or understandings between the Stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Stockholder;

                           (d) such other information regarding each nominee proposed by such Stockholder as would be required to be included in a proxy statement filed pursuant to the then-current proxy rules of the Securities and Exchange Commission if the nominees were to be nominated by the Board of Directors; and

                           (e) the consent of each nominee to serve as a Director of the Corporation if so elected.
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         The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                  (6) Any vacancy on the Board of Directors that results from an increase in the number of Directors or from the prior death, resignation, retirement, disqualification or removal from office of a Director shall be filled by the affirmative vote of a majority of the Board of Directors then in office, though less than a quorum, or by the sole remaining Director, or by the Stockholders if the Board of Directors has not filled the vacancy. Any Director elected to fill a vacancy resulting from the prior death, resignation, retirement, disqualification or removal from office of a Director shall have the same remaining term as that of his or her predecessor.

                  (7) At any meeting of the Stockholders with respect to which notice of such purpose has been given, the entire Board of Directors or any individual Director may be removed only for cause, by the affirmative vote of the holders of a majority of all outstanding shares entitled to be voted at an election of Directors.

                  (8) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of Stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Second Amended and Restated Certificate of Incorporation or the resolutions of the Board of Directors creating such class or series, as the case may be, applicable thereto.

         (b) Notwithstanding any other provisions of this Second Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage for separate class vote for certain action may be permitted by law, this Second Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of all the outstanding shares of capital stock, voting together as a single class shall be required to make, alter, amend, change, add to or repeal any provision of this Second Amended and Restated

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Certificate of Incorporation or the Bylaws of the Corporation which is or which is proposed to be inconsistent with this Article VIII.

         (c) The invalidity or unenforceability of this Article VIII or any portion hereof, or of any action taken pursuant to this Article VIII, shall not affect the validity or enforceability of any other provision of this Second Amended and Restated Certificate of Incorporation, any action taken pursuant to such other provision, or any action taken pursuant to this Article VIII.

                                       IX.

         No action or actions required to be taken, or which may be taken, at an annual meeting or special meeting of the Stockholders, may be taken by written consent, and any and all such actions may only be taken at a meeting or meetings, as applicable, of the Stockholders, duly called and held, in accordance with the Code, this Second Amended and Restated Certificate of Incorporation and the Bylaws of the Corporation.

                                       X.

         Special meetings of Stockholders may be called at any time for any purpose or purposes by the Chairman of the Board of Directors, a majority of the Board of Directors, or the holder or holders of not less than 15% of all the shares of stock entitled to vote on the issue proposed to be considered at the meeting if such holder or holders sign, date and deliver to the Corporation's Secretary, one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

                                       XI.

         The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the Corporation's registered agent at such address is CT Corporation System.

                                      XII.

         The Corporation reserves the right to alter, amend or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to the foregoing reservation.


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         IN WITNESS WHEREOF, the Corporation has caused this Second Amended and
Restated Certificate of Incorporation to be executed by Guy D. Gill, its Chief Executive Officer, and by Kevin D. Elop, its Secretary, this the ______ day of September, 2000.

                                          ELASTIC NETWORKS INC.


                                          By:_______________________________
                                                   Guy D. Gill
                                                   Chief Executive Officer

ATTEST:


---------------------------------
           Kevin D. Elop
           Secretary